Exhibit 23.2


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                                                 August 5, 1998







Board of Directors
First Robinson Financial Corporation
501 East Main Street
Robinson, Illinois 62454

Gentlemen:

     We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement on Form S-8. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,


                                       /s/ SILVER, FREEDMAN, & TAFF, L.L.P.